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                              Arthur Andersen LLP

                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our reports included in this registration statement and to the incorporation by reference in this registration statement of our report dated May 12, 1998 included in Repligen Corporation's Form 10-K for the year ended March 31, 1998 and to all references to our Firm included in this Registration Statement.

                                              /S/ ARTHUR ANDERSEN LLP
                                              -----------------------
                                              ARTHUR ANDERSEN LLP



Boston, Massachusetts
May 28, 1999